EXHIBIT 23.1

Consent of Independent
Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No2. 333-99639, 333-86896, 333-73994 and 333-109354) and on Form S-2 (Nos. 333-124951and 333-119619) of Provectus Pharmaceuticals, Inc. of our report dated March 20, 2008, relating to the cvonsolidated financial statements, which appears in this Form 10-KSB.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 20, 2008